SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):April 23, 2003 (April 21, 2003)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

Item 5. Other Events and Required FD Disclosure

     On April 21, 2003, Verso Technologies, Inc., a Minnesota corporation (the “Company”), announced that it had entered into a definitive Agreement and Plan of Merger dated as of April 21, 2003, among the Company, MCK Communications, Inc., a Delaware corporation (“MCK”), and Mickey Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), as amended by that certain First Amendment to Agreement and Plan of Merger dated as of April 21, 2003, among the Company, MCK and Merger Sub (as amended, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into MCK (the “Merger”), with MCK to survive the Merger as a wholly-owned subsidiary of the Company. In connection with the Merger, an aggregate of 20,030,817 shares of the Company’s common stock will be issued in exchange for all of the shares of MCK’s common stock outstanding at the time of the Merger. No fractional shares of the Company’s common stock will be issued in connection with the Merger, with each fractional share of the Company’s common stock which would have been otherwise issued being rounded to the nearest whole number, with any fraction equal to or higher than one-half rounded to the next succeeding whole number.

     Pursuant to the Merger Agreement, the Company will not assume or substitute options for any stock options outstanding and unexercised pursuant to MCK’s stock option plans. MCK shall take all necessary actions to ensure that each outstanding MCK employee stock option, whether vested or unvested, shall, subject to the consummation of the Merger, become fully vested and exercisable and that each MCK stock option plan shall terminate as of the effective time of the Merger.

     The Company anticipates that the Merger shall close in the third quarter of 2003. The closing of the Merger is subject to (i) approval by the respective stockholders of the Company and MCK, (ii) the declaration of effectiveness by the Securities and Exchange Commission of a registration statement on Form S-4 to be filed by the Company covering the shares of the Company’s common stock to be issued in the Merger, and (iii) satisfaction of other closing conditions set forth in the Merger Agreement.

     The descriptions contained herein of the Merger and the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and the First Amendment thereto which are filed as Exhibits 2.1 and 2.2, respectively, to this Report and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)–(b) Financial Statements and Pro Forma Financial Information None.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of April 21, 2003, among the Company, Mickey Acquiring Sub, Inc. and MCK Communications, Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

2.2	First Amendment to the Agreement and Plan of Merger dated as of April 21, 2003, among the Company, Mickey Acquiring Sub, Inc. and MCK Communications, Inc.

99.1	Press Release dated April 22, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC

By:	/s/ Juliet M. Reising

Juliet M. Reising,
Chief Financial Officer
and Executive Vice President

Dated: April 23, 2003

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated as of April 21, 2003, among the Company, Mickey Acquiring Sub, Inc. and MCK Communications, Inc. (The schedules to the Agreement and Plan of Merger have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

2.2	First Amendment to the Agreement and Plan of Merger dated April 21, 2003, among the Company, Mickey Acquiring Sub, Inc. and MCK Communications, Inc.

99.1	Press Release dated April 22, 2003